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                                                                  EXHIBIT 10.26



                       AMENDMENT TO CONSULTING AGREEMENT

                     MARK AUERBACH & OAKHURST COMPANY, INC.

THIS AMENDMENT AGREEMENT (this "Agreement") is made effective as of the 1st day of October 1996 by and between OAKHURST COMPANY, INC. (the "Company") and MARK AUERBACH ("Mr. Auerbach") upon the following terms and conditions:

1. BACKGROUND. Effective December 19, 1995 the parties entered into a consulting agreement (the "Consulting Agreement"). The parties now wish to amend the consulting Agreement in the following respects:

     (a) Section 1. "Term" shall be amended in its entirety to read as follows:

           "1.   TERM:

                 (a) The term of this Agreement shall commence on December 19, 1995 and shall continue through June 30, 1997 (the "Term").

                 (c) During the last six calendar months of the Term, upon the request of the Company, Mr. Auerbach shall resign his Chairmanship of the Board of Directors and any or all of the officer positions with the Company and its subsidiaries. Any such resignations, however, shall not relieve the Company of its obligation to continue to pay Mr. Auerbach the consulting fee provided for herein through end of the Term."

     (b) Subsection (a) of Section 2. "Services" shall be amended to read as follows:

           "2.   SERVICES:

                 (a) Mr. Auerbach shall provide to the Company such of the services of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer and/or a financial consultant as the Board of Directors of the Company shall request. Mr. Auerbach shall devote such time to the rendering of such services as is appropriate and commensurate with the responsibilities of those positions and he shall perform such services at such times and at such places as he shall deem necessary and appropriate."

     (c) Section 3. "Consulting Fee" shall be amended in its entirety to read as follows:

           "3. CONSULTING FEE: The Company shall pay Mr. Auerbach a consulting fee of ten thousand dollars ($10,000) per month through December 31, 1996 and thereafter until the expiration of the Term, shall pay him a consulting fee of twenty-five hundred dollars ($2,500) per month. Consulting fees shall be paid in twice-monthly installments by Company check."

     (d) Section 5. "Business Expenses" shall be amended in its entirety to read as follows:

           "5. BUSINESS EXPENSES: Mr. Auerbach shall be entitled to be reimbursed or to use a Company credit card for reasonable business expenses incurred in the performance of his consulting services hereunder, including, but without limitation thereto, travel from his office and/or residence to the Company's facilities, all in accordance with policies established for the Company by the Board of Directors from time to time. Mr. Auerbach's Company credit card charges and expense reports will be subject to review by a member of the Audit Committee of the Board of Directors."
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2.         OPTION AGREEMENT.  The parties shall execute the "Amended
           Non-Qualified Stock Option Agreement" attached hereto as Annex A in order to amend in its entirety the option agreement executed by the parties prior hereto in the form of Exhibit A to the Consulting Agreement.


3. BOARD REQUEST. In accordance with Section 2 of the Consulting Agreement, as amended hereby, it is the request of the Board of Directors that for the period from the date hereof through December 31, 1996, Mr. Auerbach performs the services generally associated with the title of Chairman of a Board and thereafter shall perform such services described in such Section 2 as are requested by the Board of Directors.


4. NO OTHER CHANGES. Except as amended hereby, the Consulting Agreement shall remain in full force and effect as originally written.


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.


OAKHURST COMPANY, INC.





By:  /s/ Robert M. Davies                      /s/ Mark Auerbach
   ----------------------------------          ------------------------------
     Robert M. Davies                          Mark Auerbach
     Chairman, Compensation Committee
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                                                                         ANNEX A
                             OAKHURST COMPANY, INC.

                  AMENDED NON-QUALIFIED STOCK OPTION AGREEMENT

--------------------------------------------------------------------------------

Grantee:                               MARK AUERBACH

Grant Date:                            DECEMBER 19, 1995

Option Shares:                         100,000

Date All Shares are Exercisable:       DECEMBER 19, 1996

Last Day to Exercise Option:           DECEMBER 19, 2005

--------------------------------------------------------------------------------

This Amended Non-Qualified Stock Option Agreement (the "Amended Option Agreement") dated as of the Grant Date set forth above is made between Oakhurst Company, Inc. and you, MARK AUERBACH, and evidences the amendment in its entirety of the original option agreement covering the non-qualified stock option to purchase the number of Option Shares of the Company's Common Stock, $0.01 par value, per share, set forth above at the per-share option prices set forth below.

This Option, as amended, has been granted pursuant to a Consulting Agreement dated December 19, 1995, as amended as of October 1, 1996, between you and the Company (the "Amended Consulting Agreement") and shall be governed by the terms of the 1994 Omnibus Stock Plan of the Company (the "Plan").


5.       Exercisability and Option Exercise Price.

         (a) The Option Shares shall become exercisable in two (2) equal installments, as follows:

                  (i) 50,000 shares from and after the Grant Date at a per-share option exercise price of one dollar and twenty-five cents ($1.25); and

                  (ii) 50,000 shares from and after December 19, 1996 at a per-share option exercise price of two dollars ($2.00).

         (b) You may purchase any one or more of the Option Shares that become exercisable at a given date from that date through and including the Last Day to Exercise Option, set forth above.


6. Exercises. For an exercise to be effective, the Company must receive from you:

         (a) A written notice directed to the Secretary of the Company, signed by you stating the Option Grant Date and the number of whole Option Shares you wish to purchase; and

         (b) Payment for the Option Shares either (a) by cashier's or certified check; or (b) with the consent of the Stock Plans Committee of the Board of Directors, by the transfer to the Company of Company common stock having a fair market value equal to the purchase price of the Option Shares being purchased, all according to the rules and regulations of such Committee.


7.       Issuance of Option Shares.

         (a) You will have no rights as a shareholder of the Company with respect to any Option Shares purchased under this Option until a certificate representing such shares has been issued and delivered to you.

         (b) The Company will not be obligated to deliver a certificate for any Option Shares to you unless --

                  (i) Provision acceptable to the Company has been made for the payment of any federal, state and local taxes that are due or that are required to be withheld by the Company because of the
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                          purchase of the Option Shares; and

                  (ii) There has been compliance with all federal and state laws and regulations that the Company deems applicable, and all other legal matters in connection with the issuance and delivery of the Option Shares have been approved by the Company's counsel.


8. Non-Transferability. Except as expressly otherwise provided in the Plan, this Option is exercisable only by you during your lifetime. In addition, this Option may not be assigned or transferred except by will or according to the laws of descent and distribution in the absence of a will.


9. Ambiguities. In the case of any ambiguity creating a conflict between the terms of this Amended Option Agreement and the Plan, the provisions of this Amended Option Agreement shall take precedence.


10. Adjustments. As provided in the Plan, the number and kind of shares issuable under this Amended Option Agreement and the per-share option prices will be adjusted to account for reorganizations, mergers, recapitalization, or the like.


In Witness Whereof, the parties have executed this Amended Option Agreement as of the Grant Date.


OAKHURST COMPANY, INC.                  GRANTEE





BY:  /s/ Robert M. Davies               /s/ Mark Auerbach
   --------------------------           -------------------------
     Robert M. Davies                   Mark Auerbach
     Stock Plans Committee